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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                         The Bear Stearns Companies Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                                             13-3286161
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  (State of Incorporation)                                    (IRS Employer
                                                           Identification No.)

     383 Madison Avenue
     New York, New York                                           10179
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   (Address of principal                                        (Zip Code)
     executive offices)

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      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration statement file number to which this form relates: 333-109793

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      Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                        Name of each exchange on which
      to be so registered                        each class is to be registered
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   Principal Protected Notes                       American Stock Exchange LLC
Linked to the S&P 500 Index Due
      November 30, 2009

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      Securities to be registered pursuant to Section 12(g) of the Act:

      Title of each class                        Name of each exchange on which
      to be so registered                        each class is to be registered
--------------------------------                --------------------------------

              None                                       Not Applicable


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Item 1. Description of Registrant's Securities to be Registered.

      The description of the general terms and provisions of the Principal Protected Notes Linked to the S&P 500 Index Due November 30, 2009 to be issued by the registrant (the "Notes") set forth in the Preliminary Pricing Supplement dated May 3, 2004, attached hereto as Exhibit 99.1(b), the Prospectus Supplement dated November 17, 2003 and the Prospectus dated November 17, 2003, each attached hereto as Exhibit 99.1(a), which contain certain proposed terms and provisions, are hereby incorporated by reference. The description of the general terms and provisions of the Notes set forth in the Pricing Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under the registrant's Registration Statement on Form S-3 (File No. 333-109793), which will contain the final terms and provisions of the Notes, is hereby deemed to be incorporated by reference herein and made a part hereof.

Item 2. Exhibits.

      4.1(a) Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(1) to the registrant's Registration Statement on Form S-3 (File No. 33-40933)).

      4.1(b) First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) (incorporated by reference to
              Exhibit 4(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2,
              1998).

      4.2     Form of Note.

      99.1(a) Prospectus Supplement, dated November 17, 2003 and Prospectus, dated November 17, 2003, each relating to Medium Term Notes, Series B (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated November 17, 2003).

      99.1(b) Preliminary Pricing Supplement describing the Principal Protected
              Notes Linked to the S&P 500 Index Due November __, 2009, subject to completion, dated May 3, 2004 (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated May 3, 2004).


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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       THE BEAR STEARNS COMPANIES INC.



                                       By:   /s/ Kenneth L. Edlow
                                          ----------------------------
                                          Name:  Kenneth L. Edlow
                                          Title: Secretary

Dated:  May 25, 2004


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                                  EXHIBIT INDEX

      4.1(a) Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(1) to the registrant's Registration Statement on Form S-3 (File No. 33-40933)).

      4.1(b) First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) (incorporated by reference to
              Exhibit 4(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2,
              1998).

      4.2     Form of Note.

      99.1(a) Prospectus Supplement, dated November 17, 2003 and Prospectus, dated November 17, 2003, each relating to Medium Term Notes, Series B (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated November 17, 2003).

      99.1(b) Preliminary Pricing Supplement describing the Principal Protected
              Notes Linked to the S&P 500 Index Due November __, 2009, subject to completion, dated May 3, 2004 (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated May 3, 2004).


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